CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

The Board of Trustees
Turner Funds:

We consent to the use of our report dated November 21, 2007, with respect to the financial statements of the Turner Funds, as of September 30, 2007, incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Registered Public Accountants" and "Financial Statements" in the Statement of Additional Information in the Registration Statement.

                                            /s/ KPMG LLP

Philadelphia, Pennsylvania
October 27, 2008